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                                                                      EXHIBIT 23

                        CONSENT OF DELOITTE & TOUCHE LLP

     We consent to the incorporation by reference in Registration Statement Nos. 333-26517 and 333-46401 on Form S-3 and Nos. 333-14863, 333-61723 and 333-49091
on Form S-8 of Loral Space & Communications Ltd. (a Bermuda company) of our reports with respect to the consolidated financial statements of Loral Space & Communications Ltd., Space Systems/Loral, Inc. and Globalstar, L.P. and the financial statement schedule of Loral Space & Communications Ltd., appearing in or incorporated by reference in this Annual Report on Form 10-K of Loral Space & Communications Ltd. for the year ended December 31, 1998.

DELOITTE & TOUCHE LLP
New York, New York
March 30, 1999